Exhibit 1.1

Navient Funding, LLC

Student Loan-Backed Notes

Underwriting Agreement

August 5, 2014
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue, 4th Floor
New York, New York 10010

Deutsche Bank Securities Inc.
60 Wall Street, 3rd Floor
New York, New York 10005

Ladies and Gentlemen:

From time to time, Navient Credit Finance Corporation (“Navient CFC”), a Delaware corporation, and Navient Funding, LLC (the “Company”), a Delaware limited liability company and a wholly-owned subsidiary of Navient CFC, propose to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine.  Subject to the terms and conditions stated herein and therein, the Company proposes to cause the Trust specified in the applicable Pricing Agreement to issue to the Company, and the Company proposes to sell to the firms named in Schedule I to the applicable Pricing Agreement (each firm constituting the “Underwriter” with respect to such Pricing Agreement and the securities specified therein) certain of such Trust’s Student Loan-Backed Notes (the “Notes”) specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Designated Securities”), less the principal amount of Designated Securities covered by Delayed Delivery Contracts, if any, as provided in Section 3 hereof and as may be specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, any Designated Securities to be covered by Delayed Delivery Contracts are herein sometimes referred to as “Contract Securities” and the Designated Securities to be purchased by the Underwriters (after giving effect to the deduction, if any, for Contract Securities) are herein sometimes referred to as “Underwriters’ Securities”).

The Securities may be sold from time to time in one or more series.  Each series of Securities, which will include one or more classes of Notes and may include one or more classes of Student Loan-Backed Certificates (the “Certificates,” and, together with the Notes, the “Securities”) will be issued by a Trust to be formed with respect to such series (each, a “Trust”).  Each Trust will be formed pursuant to a trust agreement (an “Initial Trust Agreement”) to be entered into between the Company, the Delaware Trustee specified in the related Pricing Agreement (the “Delaware Trustee”) and the Eligible Lender Trustee specified in the related Pricing Agreement (the “Eligible Lender Trustee”) on or before the date of each Pricing Agreement and amended and restated at the Time of Delivery (as defined in Section 4 hereof) for that series pursuant to an amended and restated trust agreement (an “Amended and Restated Trust Agreement,” together with the Initial Trust Agreement, a “Trust Agreement”) to be entered into between the Company, the Delaware Trustee, the Eligible Lender Trustee and the Indenture Trustee (defined below).  The Notes of each series will be issued and secured pursuant to an indenture (an “Indenture”) between the Trust, the Eligible Lender Trustee and the Indenture Trustee specified in the related Pricing Agreement (the “Indenture Trustee”).  The Certificates of a series will be issued pursuant to the related Trust Agreement and will represent fractional undivided interests in the Trust created thereby.  The property of each Trust will include, among other things, educational student loans to students and/or parents of dependent students made under the Federal Family Education Loan Program (“Student Loans”).

At the Time of Delivery for the Designated Securities, (i) the Company will acquire the related Student Loans from Navient CFC, Blue Ridge Funding LLC (“Blue Ridge Funding”) and/or VL Funding LLC (“VL Funding”) under separate Purchase Agreements, (ii) the Company will sell the related Student Loans to the Trust pursuant to a Sale Agreement, between the Company and the Trust with the related Eligible Lender Trustee holding legal title thereto and (iii) the Company will make a deposit into the Supplemental Purchase Account, which may be used for the purchase of Additional Trust Student Loans during the Supplemental Purchase Period.  With respect to each series, Navient Solutions, Inc., as servicer (the “Servicer”) will enter into a servicing agreement (a “Servicing Agreement”) with the Trust, the Administrator (defined below), the Eligible Lender Trustee and the Indenture Trustee with respect to the Trust Student Loans.  With respect to each series, Navient Solutions, Inc., as administrator (the “Administrator”), will enter into an administration agreement (an “Administration Agreement”) with the Trust dated as of the Time of Delivery, the Company, the Eligible Lender Trustee, the Servicer and the Indenture Trustee.

The terms and conditions of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the related Indenture.

Capitalized terms used but not defined herein or in any Pricing Agreement shall have the meanings ascribed thereto in the Indenture or the Pre-Pricing Disclosure Side Letter (as defined below).

1.         Particular sales of Designated Securities may be made from time to time to the Underwriter of such Securities, for whom the firms designated as representatives of the Underwriter of such Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”).  The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act on its or their own behalf without any firm being designated as its or their representatives.  This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities.  The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein.  Each Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriter of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriter and the principal amount of such Designated Securities to be purchased by each Underwriter and whether any of such Designated Securities shall be covered by Delayed Delivery Contracts (as defined in Section 3 hereof) and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor.  The Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the registration statement and prospectus with respect thereto) the terms of such Designated Securities.  A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted.  The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

2.         The Company and Navient CFC represent and warrant to, and agree with, each of the Underwriters as follows (it being agreed and understood that the statements set forth in clauses (d), (e), (g), (h), (j), (k), (m) and (o) of this Section 2 with respect to Navient CFC, Blue Ridge Funding, VL Funding, the Servicer or the Administrator constitute representations, warranties and agreements of Navient CFC only and not of the Company):

(a)         A registration statement on Form S-3 (File No. 333-190926), including a form of prospectus, in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits to such registration statement, but including all documents incorporated by reference in the prospectus contained therein, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than (i) prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the

Securities Act of 1933, as amended (the “Act”), each in the form heretofore delivered to the Representatives, including the preliminary base prospectus (the “Preliminary Base Prospectus”) as supplemented by the preliminary prospectus supplement for the Designated Securities, including any supplements or amendments thereto (the “Preliminary Prospectus Supplement”), (ii) a ratings free writing prospectus, dated the date of the Preliminary Prospectus Supplement, setting forth the ratings requirements for the Designated Securities, including any supplements or amendments thereto (the “Initial Ratings FWP”), (iii) the Exhibit I rep line free writing prospectus, dated the date of the Preliminary Prospectus Supplement, regarding the rep lines for the Designated Securities, including any supplements or amendments thereto (the “Exhibit I Rep Line FWP”) and (iv) a rep line free writing prospectus, dated the date of the Preliminary Prospectus Supplement, regarding the rep lines for the Designated Securities, including any supplements or amendments thereto (the “Rep Line FWP” and, together with the Exhibit I Rep Line FWP, the “Rep Line FWPs”; and the Rep Line FWPs together with the Preliminary Prospectus Supplement, the Preliminary Base Prospectus and the Initial Ratings FWP, the “Pre-Pricing Disclosure Package”), each in the form delivered to the Underwriters); and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the best of Navient CFC’s or the Company’s knowledge, threatened by the Commission; the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective but excluding Form T-1, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the prospectus relating to the Securities (other than the Preliminary Base Prospectus and the Preliminary Prospectus Supplement), in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called the “Prospectus”; any reference herein to the Prospectus, the Preliminary Base Prospectus and the Preliminary Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Prospectus, Preliminary Base Prospectus or Preliminary Prospectus Supplement, as the case may be; any reference to any amendment or supplement to the Prospectus, the Preliminary Base Prospectus or the Preliminary Prospectus Supplement shall be deemed to refer to and include any documents filed after the date of such Prospectus, Preliminary Base Prospectus or Preliminary Prospectus Supplement, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Prospectus, Preliminary Base Prospectus or Preliminary Prospectus Supplement, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Sections 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus, the Preliminary Base Prospectus or the Preliminary Prospectus Supplement as amended or supplemented shall be deemed to refer to the Prospectus, the Preliminary Base Prospectus or the Preliminary Prospectus Supplement as amended or supplemented in relation to the applicable Designated Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

(b)         The documents incorporated by reference in the Prospectus, the Preliminary Base Prospectus and the Preliminary Prospectus Supplement when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, the Preliminary Base Prospectus and the Preliminary Prospectus Supplement or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act, the Exchange Act and the Trust Indenture Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus, the Preliminary Base Prospectus and the Preliminary Prospectus Supplement as amended or supplemented relating to such Designated Securities;

(c)         The Registration Statement, the Prospectus and the Pre-Pricing Disclosure Package conform, and any further amendments or supplements to the Registration Statement, the Prospectus and the Pre-Pricing Disclosure Package will conform, in all material respects to the requirements of the Act and the Trust Indenture Act, as applicable, and the rules and regulations of the Commission thereunder, and the Registration Statement, the Prospectus, the Pre-Pricing Disclosure Package, any Road Show Materials (as defined below) (to the extent read together with the Pre-Pricing Disclosure Package) and the structure summary materials sent to Intex Solutions, Inc. by the Representatives (including any amendment thereof or supplement thereto, the “Intex Information”), if any, (to the extent read together with the Pre-Pricing Disclosure Package) do not and will not, and the Final Ratings FWP (as defined below) will not, (i) as of the applicable effective dates and at the Time of Sale (as set forth in the Pre-Pricing Disclosure Package Side Letter defined below), as to the Registration Statement and any amendment thereto, (ii) as of the applicable filing date and at the Time of Sale, as to the Prospectus and any amendment or supplement thereto, (iii) as of the date of pricing and at the Time of Sale, as to the Intex Information, if any, (iv) as of the date of the pricing, at the Time of Sale and at the Time of Delivery of the Designated Securities, as to the Pre-Pricing Disclosure Package (taken as a whole), (v) as of the date of pricing and at the Time of Delivery of the Designated Securities, as to the Final Ratings FWP, taken as a whole with the Pre-Pricing Disclosure Package, and (vi) as of the date thereof and at the Time of Delivery, as to any Road Show Materials (to the extent read together with the Pre-Pricing Disclosure Package), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply (i) to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented, the Pre-Pricing Disclosure Package, the Final Ratings FWP, any Intex Information or any Road Show Materials, as applicable, relating to such Designated Securities (it being understood that the Pre-Pricing Disclosure Package omits certain pricing information relating to the Designated Securities, and (ii) to any Intex Information, except to the extent that any untrue statement or alleged untrue statement or omission or alleged omission therein (A) is also included in the Pre-Pricing Disclosure Package or (B) arises out of or is based on (or is alleged to have arisen out of or been based on) an error in the information furnished by the Company or the applicable Trust to the Underwriters in writing or by electronic transmission that was used in the preparation of the Intex Information (a “Collateral Error”);

(d)         Neither Navient CFC or any of its subsidiaries, taken as a whole, nor the Company has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.  There has not been (A) any material adverse change in the capital stock or long-term debt of Navient CFC or any of its subsidiaries, taken as a whole, or the Company or (B) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of Navient CFC or any of its subsidiaries, taken as a whole, or the Company, since the date of SLM Corporation’s most recent Annual Report on Form 10-K or any Quarterly Report on Form 10-Q or any Form 8-K filed with the Commission by the SLM Corporation (but only with respect to SLM Corporation and its subsidiaries up to and including April 30, 2014), Navient Corporation’s registration statement on Form 10 (as filed with the Commission on April 10, 2014) or any Quarterly Report on Form 10-Q or any Form 8-K filed with the Commission by Navient Corporation, as applicable, unless disclosed in writing to the Underwriters, on or prior to the date of this Agreement;

(e)           The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority (corporate or otherwise) to own its properties and conduct its business as described in the Prospectus, the Preliminary Base Prospectus and the Preliminary Prospectus Supplement and to consummate the transactions contemplated therein and herein, and is a wholly-owned subsidiary of Navient CFC as of the date hereof.  The Servicer has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority  (corporate or otherwise) to own its properties and conduct its business as described in the Prospectus, the Preliminary Base Prospectus and the Preliminary Prospectus Supplement and to consummate the transactions contemplated therein.  The Administrator has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate or otherwise) to own its properties and conduct its business as described in the Prospectus, the Preliminary Base Prospectus and the Preliminary Prospectus Supplement and to consummate the transactions contemplated therein. Navient CFC has been duly formed and is validly existing under the laws of the State of Delaware, with power and authority (corporate or otherwise) to own its properties and conduct its business as described in the Prospectus, the Preliminary Base Prospectus and the Preliminary Prospectus Supplement and to consummate the transactions contemplated therein and herein.  Blue Ridge Funding has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority (corporate or otherwise) to own its properties and conduct its business as described in the Prospectus, the Preliminary Base Prospectus and the Preliminary Prospectus Supplement and to consummate the transactions contemplated therein and herein.  VL Funding has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority (corporate or otherwise) to own its properties and conduct its business as described in the Prospectus, the Preliminary Base Prospectus and the Preliminary Prospectus Supplement and to consummate the transactions contemplated therein and herein.

(f)         All of the issued membership interests of the Company have been duly and validly authorized and issued and are owned beneficially and of record by Navient CFC as of the date hereof;

(g)         This Agreement has been, and each Pricing Agreement with respect to the Designated Securities upon its execution and delivery by the Company and Navient CFC will have been, duly authorized, executed and delivered by the Company and Navient CFC.  The side letter authorizing the delivery of the Pre-Pricing Disclosure Package (the “Pre-Pricing Disclosure Package Side Letter”) has been duly authorized, executed and delivered by the Company, Navient CFC and Navient Corporation to each of the Underwriters.  The Securities have been duly authorized, and, when Designated Securities are issued and delivered pursuant to this Agreement and the Pricing Agreement with respect to such Designated Securities, and, in the case of any Contract Securities, pursuant to Delayed Delivery Contracts with respect to such Contract Securities, such Designated Securities and Contract Securities will have been duly executed, authenticated, issued and delivered.  The Designated Securities will constitute valid and legally binding obligations of the related Trust entitled to the benefits provided by the Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement.  The Indenture has been duly authorized and duly qualified under the Trust Indenture Act.  The related Certificates are intended to represent undivided ownership interests in the Trust created by the Trust Agreement, which will be substantially in the form filed as an exhibit to the Registration Statement, and will be entitled to the benefits provided by the Trust Agreement.  At the Time of Delivery (as defined in Section 4 hereof) for the Designated Securities, the Indenture and the Trust Agreement will each constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  The Indenture and Trust Agreement conform, and the Designated Securities and the related Certificates will conform, to the descriptions thereof contained in the Prospectus as amended or supplemented, the Pre-Pricing Disclosure Package and the Final Ratings FWP with respect to the Designated Securities;

(h)      The issue and sale of the Securities and the compliance by the Company, by Navient CFC and by Navient Corporation, as applicable, with all of the provisions of the Securities, the Indenture, the Trust Agreement, each of the Delayed Delivery Contracts, this Agreement, any Pricing Agreement and the Pre-Pricing Disclosure Package Side Letter, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Navient CFC or Navient Corporation is a party or by which the Company, Navient CFC or Navient Corporation is bound or to which any of the property or assets of the Company, Navient CFC or Navient Corporation is subject, nor will such action result in any violation of the provisions of the Company’s Certificate of Formation or Limited Liability Company Operating Agreement, Navient CFC’s Certificate of Incorporation or By-laws, Navient Corporation’s Certificate of Incorporation or By-laws, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, Navient Corporation or Navient CFC or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company, Navient Corporation or Navient CFC of the transactions contemplated by this Agreement or any Pricing Agreement or the Indenture or any Delayed Delivery Contract, except such as have been, or will have been prior to the Time of Delivery, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters;

(i)         The statements set forth in the Prospectus, the Preliminary Base Prospectus and the Preliminary Prospectus Supplement under the captions “Description of the Notes” and “Additional Information Regarding the Notes,” insofar as they purport to constitute a summary of the terms of the Notes (other than with respect to the Preliminary Base Prospectus and the Preliminary Prospectus Supplement, certain pricing information), are accurate, complete and fair;

(j)         Navient CFC is not in violation of its Certificate of Incorporation or By-laws, and the Company is not in violation of its Certificate of Formation or Limited Liability Company Operating Agreement, and neither Navient CFC nor the Company is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(k)      Other than as set forth in the Prospectus, the Preliminary Base Prospectus, the Preliminary Prospectus Supplement or in SLM Corporation’s most recent Annual Report on Form 10-K or any Quarterly Report on Form 10-Q or any Form 8-K filed with the Commission by the SLM Corporation (but only with respect to SLM Corporation and its subsidiaries up to and including April 30, 2014), Navient Corporation’s registration statement on Form 10 (as filed with the Commission on April 10, 2014) or any Quarterly Report on Form 10-Q or any Form 8-K filed with the Commission by the Navient Corporation, as applicable, on or prior to the date of this Agreement, filed with the Commission, as applicable, there are no legal or governmental proceedings pending to which the Company or Navient CFC or any of its subsidiaries is a party or of which any property of Navient CFC or any of its subsidiaries is the subject which, if determined adversely to the Company or Navient CFC or any of its subsidiaries would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of Navient CFC and any of its subsidiaries, taken as a whole, or the Company, or on the consummation of the transactions contemplated hereby; and, to the best of the Company’s and Navient CFC’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(l)         The Trust is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Company, acting in its capacity as the Depositor of the Trust, is not an “ineligible issuer” within the meaning of Rule 405 under the Act as of the date hereof or as of the time set forth in Rule 164(h)(2) of the Act; provided that in reaching such conclusion the Trust is not relying exclusively upon the exclusions provided pursuant to Sections 3(c)(1) or 3(c)(7) of the Investment Company Act;

(m)         Neither the Company, Navient CFC nor any of their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

(n)         The accounting firm or firms providing the letter or letters to be delivered pursuant to Section 8(g) hereof are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(o)         At the Time of Delivery of the Designated Securities, Navient CFC’s representations and warranties in the Purchase Agreement to which it is a party, the Administrator’s representations and warranties in the Administration Agreement, the Company’s representations and warranties in the related Sale Agreement and Trust Agreement, Blue Ridge Funding’s representations and warranties in the Purchase Agreement to which it is a party will be true and correct in all material respects, VL Funding’s representations and warranties in the Purchase Agreement to which it is a party will be true and correct in all material respects, and the Servicer’s representations and warranties in the Servicing Agreement will be true and correct in all material respects; and

(p)         In the event any of the Securities are purchased pursuant to Delayed Delivery Contracts, each of such Delayed Delivery Contracts has been duly authorized by the Company and Navient CFC and, when executed and delivered by the Company and the purchaser named therein, will constitute a valid and legally binding agreement of the Company enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and any Delayed Delivery Contracts will conform to the description thereof in the Prospectus, as amended or supplemented.

(q)         Navient Solutions, Inc., as sponsor (the “Sponsor”) of the Trust issuing the Notes, has executed and delivered a written representation to each Rating Agency that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (D) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”), and the Sponsor has complied with each such representation.

(r)         The Company has complied and, at and as of the Time of Delivery for the Designated Securities, shall have complied with its diligence and disclosure obligations under Rule 193 of the Act and Items 1111(a)(7) and 1111(a)(8) of Regulation AB under the Act.

3.         Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of the Underwriters’ Securities, the several Underwriters propose to offer such Underwriters’ Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented and the Pre-Pricing Disclosure Package as amended or supplemented.

The Company may specify in Schedule II to the Pricing Agreement applicable to any Designated Securities that the Underwriters are authorized to solicit offers to purchase Designated Securities from the Company pursuant to delayed delivery contracts (herein called “Delayed Delivery Contracts”), substantially in the form of Annex III attached hereto but with such changes therein as the Representatives and the Company may authorize or approve.  If so specified, the Underwriters will endeavor to make such arrangements, and as compensation therefor the Company will pay to the Representatives, for the accounts of the Underwriters, at the Time of Delivery, such commission, if any, as may be set forth in such Pricing Agreement.  Delayed Delivery Contracts, if any, are to be with investors of the types described in the Prospectus, as amended or supplemented, and subject to other conditions therein set forth.  The Underwriters will not have any responsibility with respect to the validity or performance of any Delayed Delivery Contracts.

The principal amount of Contract Securities to be deducted from the principal amount of Designated Securities to be purchased by each Underwriter as set forth in Schedule I to the Pricing Agreement applicable to such Designated Securities shall be, in each case, the principal amount of Contract Securities which the Company has been advised by the Representatives have been attributed to such Underwriter, provided that, if the Company has not been so advised, the amount of Contract Securities to be so deducted shall be, in each case, that proportion of Contract Securities which the principal amount of Designated Securities to be purchased by such Underwriter under such Pricing Agreement bears to the total principal amount of the Designated Securities (rounded as the Representatives may determine).  The total principal amount of Underwriters’ Securities to be purchased by all the Underwriters pursuant to such Pricing Agreement shall be the total principal amount of Designated Securities set forth in Schedule I to such Pricing Agreement less the principal amount of the Contract Securities.  The Company will deliver to the Representatives not later than 3:30 p.m., New York City time, on the third business day preceding the Time of Delivery specified in the applicable Pricing Agreement (or such other time and date as the Representatives and the Company may agree upon in writing), a written notice setting forth the principal amount of Contract Securities.

4.         Underwriters’ Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer or by certified or official bank check or checks, payable to the order of the Company in the funds specified in such Pricing Agreement, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Securities.

Concurrently with the delivery of and payment for the Underwriters’ Securities, the Company will deliver to the Representatives for the accounts of the Underwriters a check payable to the order of the party designated in the Pricing Agreement relating to such Underwriters’ Securities in the amount of any compensation payable by the Company to the Underwriters in respect of any Delayed Delivery Contracts as provided in Section 3 hereof and the Pricing Agreement relating to such Securities.

5.         The Company agrees with each of the Underwriters of any Designated Securities, Navient CFC agrees with such Underwriters that it will cause the Company, and solely with respect to Section 5(g) hereof Navient Corporation agrees with such Underwriters:

(a)         To prepare the Prospectus as amended or supplemented in relation to the applicable Designated Securities in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Securities or, if applicable, such other time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented or to the Pre-Pricing Disclosure Package after the date of the Pricing Agreement relating to such Designated Securities and prior to the Time of Delivery for such Designated Securities, in the event such amendment or supplement is disapproved by the Representatives for such Designated Securities promptly after reasonable notice thereof, provided that the Company will prepare a final ratings free writing prospectus in form approved by the Representatives (the “Final Ratings FWP”) and file such Final Ratings FWP pursuant to Rule 433 under the Act; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Designated Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Designated Securities, of the suspension of the qualification of such Designated Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Designated Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)         Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Designated Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)         To furnish the Underwriters with copies of the Prospectus and Pre-Pricing Disclosure Package as amended or supplemented, in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a Prospectus or Pre-Pricing Disclosure Package is required at any time in connection with the offering or sale of the Designated Securities and if at such time any event shall have occurred as a result of which the Prospectus or Pre-Pricing Disclosure Package as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus or each respective piece of the Pre-Pricing Disclosure Package is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or the Pre-Pricing Disclosure Package or to file under the Exchange Act any document incorporated by reference in the Prospectus or the Pre-Pricing Disclosure Package in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or the Pre-Pricing Disclosure Package or a supplement to the Prospectus or the Pre-Pricing Disclosure Package which will correct such statement or omission or effect such compliance;

(d)         To prepare and furnish to the Underwriters copies of the Final Ratings FWP, and to prepare and furnish without charge to each Underwriter and to any dealer in the Designated Securities as many copies as the Underwriters may from time to time reasonably request of any amendment or supplement to the Final Ratings FWP, which corrects an untrue statement or omission of material fact in the Final Ratings FWP;

(e)         To cause the Trust to make generally available to holders of Designated Securities, as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Trust (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f)         To apply the net proceeds of the offering and sale of the Designated Securities and the related Certificates that it receives in the manner set forth in the Prospectus, the Preliminary Base Prospectus and the Preliminary Prospectus Supplement; and

(g)         To cause the Sponsor to comply with each representation made by it to each Rating Agency with respect to the Notes pursuant to paragraph (a)(3)(iii) of Rule 17g-5.

6.         (a)              The Company and Navient CFC covenant and agree with the several Underwriters that the Company or Navient CFC will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and Navient CFC’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto, and the Pre-Pricing Disclosure Package and any amendments and supplements thereto relating to the Designated Securities and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this

Agreement, any Pricing Agreement, any Indenture, any Trust Agreement, any Delayed Delivery Contracts, the Pre-Pricing Disclosure Package Side Letter, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Designated Securities; (iii) all expenses in connection with the qualification of the Designated Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and Legal Investment Surveys; (iv) any fees charged by securities rating services for rating the Designated Securities; (v) the cost of preparing the Designated Securities; (vi) the fees and expenses of the Eligible Lender Trustee and the Indenture Trustee and any agent of the Eligible Lender Trustee or the Indenture Trustee and the fees and disbursements of counsel for the Eligible Lender Trustee and the Indenture Trustee in connection with any Indenture and Trust Agreement and the Designated Securities; (vii) the fees payable to the Luxembourg Stock Exchange in connection with listing Designated Securities on the Luxembourg Stock Exchange; and (viii) all other costs and expenses incident to the performance of their obligations hereunder and under any Delayed Delivery Contracts that are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

(b)         Each of the Company, Navient CFC and Navient Corporation acknowledges and agrees that the purchase and sale of the Designated Securities pursuant to this Agreement, including the determination of the initial public offering price of the Designated Securities and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other.  In connection therewith and with the process leading to such transaction, each of the Company, Navient CFC and Navient Corporation acknowledges and agrees that each Underwriter is acting solely as a principal and not as the agent or fiduciary or in any other position of higher trust of the Company and that no Underwriter has assumed (i) a fiduciary responsibility in favor of the Trust specified in the applicable Pricing Agreement with respect to the offering and sale of the Designated Securities contemplated hereby or (ii) any other obligation to any of the Company, Navient CFC and Navient Corporation except for the obligations expressly set forth in this Agreement.  Each of the Company, Navient CFC and Navient Corporation covenants and agrees that it will not claim that any Underwriter owes a fiduciary or other similar duty to the Trust specified in the applicable Pricing Agreement in connection with the offering and sale of the Designated Securities contemplated hereby or the process leading thereto.  Each Underwriter covenants and agrees that it has disclosed to the Company, Navient CFC and Navient Corporation any conflicts of interest that would materially impact the arm’s-length commercial nature of the purchase and sale of the Designated Securities including the determination of the initial public offering price of the Designated Securities and any related discounts and commissions.

7.         (a)              Other than the Prospectus, the Preliminary Base Prospectus, the Preliminary Prospectus Supplement and the prospectus supplement for the Designated Securities (the “Prospectus Supplement” and together with the Prospectus, the “Final Prospectus”), each of which will be filed with the Commission pursuant to Rule 424(b) under the Act, and the Initial Ratings FWP, the Exhibit I Rep Line FWP, the Rep Line FWP and the Final Ratings FWP (collectively, the “Disclosure Materials”) no Underwriter shall, without the Company’s prior written approval, convey or deliver any other written material of any kind relating to any  “issuer information” as defined in Rule 433(h)(2) under the Act to any potential investor in the Designated Securities that would constitute (i) a prospectus satisfying the requirements of Rule 430B under the Act, (ii) a “free writing prospectus,” as defined in Rule 405 under the Act (a “Free Writing Prospectus”), including, but not limited to the materials constituting a “road show” presentation, which for the avoidance of doubt shall include any company authorized transaction summary (such materials, the “Road Show Materials”) (other than use of Road Show Materials as part of the road show itself) or (iii) any “ABS informational and computational material,” as defined in Item 1101(a) of Regulation AB under the Act (“ABS Informational and Computational Material”), in reliance upon Rules 167 and 426 under the Act (clauses (i), (ii) and (iii) collectively referred to herein as, “Prohibited Materials”); provided, however, that you may convey to one or more of your potential investors a free writing prospectus, as defined in Rule 405 under the Act, containing only: (i) information permitted in Rule 134 under the Act and previously included in the Pre-Pricing Disclosure Package, (ii) a column or other entry showing the status of the subscriptions for each class of the Securities (both for the issuance as a whole and for each underwriter’s specific retention), (iii) expected pricing parameters of the Securities, (iv) weighted averages lives of any class of Securities, (v) expected maturities of any class of Securities and (vi) after final pricing spreads with regard to the Securities have been determined, pricing cashflows for the Securities, in the case of clauses (i) through (vi) as such information is posted on a Bloomberg screen and, in the case of clauses (ii) through (vi) such free writing prospectus shall not contain information that would require the issuer to file such free writing prospectus pursuant to Rule 433 under the Act.

(b)           Each Underwriter represents and warrants that it has not conveyed, or will not convey, to any potential investor:  (i) the Preliminary Base Prospectus, the Preliminary Prospectus Supplement and the Initial Ratings FWP prior to August 5, 2014, (ii) the Exhibit I Rep Line FWP prior to August 5, 2014, (iii) the Rep Line FWP prior to August 5, 2014, and (iv) the Final Ratings FWP prior to the Final Ratings FWP First Use Date.

(c)           Each Underwriter covenants with the Company and Navient CFC that it has conveyed the Pre-Pricing Disclosure Package to each investor to which it has sold the Designated Securities in paper form, by facsimile, or electronically in Adobe Acrobat PDF format reasonably promptly after receipt by such Underwriter of the Pre-Pricing Disclosure Package from the Company and prior to the time of each contract of sale for the Designated Securities.

(d)           Each Underwriter represents and warrants to the Company and Navient CFC that in connection with its use of the Pre-Pricing Disclosure Package, it has complied  with all requirements of the rules and regulations of the Commission applicable to such Underwriter with regard to preliminary prospectus supplements and Free Writing Prospectuses.

(e)           The Company agrees, and Navient CFC agrees that it has caused, or shall cause, the Company to file with the Commission the following:

(i) The Initial Ratings FWP, which constitutes an “issuer free writing prospectus,” as defined in Rule 433(h) under the Act;

(ii) The Exhibit I Rep Line FWP, which constitutes an “issuer free writing prospectus,” as defined in Rule 433(h) under the Act;

(iii) The Rep Line FWP, which constitutes an “issuer free writing prospectus,” as defined in Rule 433(h) under the Act;

(iv) The Final Ratings FWP, which constitutes an “issuer free writing prospectus,” as defined in Rule 433(h) under the Act; and

(v) Any other Free Writing Prospectus that the Company provided, authorized or approved (each, an “Other Issuer Free Writing Prospectus”), and which the Representatives shall not have disapproved solely to the extent required to be filed pursuant to Rule 433 under the Act.

(f)           The Free Writing Prospectuses required to be filed pursuant to Section 7(e) hereof by the Company have been or shall be filed with the Commission not later than the applicable time specified in the Act, if required, and will comply with all applicable requirements of the rules and regulations of the Commission with regard to Free Writing Prospectuses applicable to it.

(g)           Notwithstanding the provisions of Sections 7(e) and (f) hereof, the Company shall not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to the Pre-Pricing Disclosure Package or any other Free Writing Prospectus previously filed with the Commission.

(h)           The Company and each Underwriter agree to retain all Free Writing Prospectuses that they have used and that are not required to be filed pursuant to this Section 7 for a period of three (3) years following the initial bona fide offering of the Designated Securities.

(i)           (i)           In the event that an Underwriter determines that, as of the date on which an investor entered into an agreement to purchase any Designated Securities, the Pre-Pricing Disclosure Package or any other Free Writing Prospectus delivered to such investor contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (such Pre-Pricing Disclosure Package, a “Defective Pre-Pricing Disclosure Package” and such Free Writing Prospectus, a “Defective Free Writing Prospectus”), such Underwriter shall notify the Company thereof as promptly as practicable after such determination.

(ii)              Upon receipt by the Company of notification of a Defective Pre-Pricing Disclosure Package or a Defective Free Writing Prospectus, or if the Company becomes aware of the use of a Defective Pre-Pricing Disclosure Package or a Defective Free Writing Prospectus, the Company shall prepare a preliminary prospectus supplement or Free Writing Prospectus which corrects the material misstatement or omission in the Defective Pre-Pricing Disclosure Package or the Defective Free Writing Prospectus, as applicable (such corrected preliminary prospectus supplement, a “Corrected Pre-Pricing Disclosure Package” and such corrected Free Writing Prospectus, a “Corrected Free Writing Prospectus).

(iii)              Upon receipt by an Underwriter of a Corrected Pre-Pricing Disclosure Package or a Corrected Free Writing Prospectus, as applicable, each Underwriter shall use reasonable efforts thereafter to provide the investor with adequate disclosure of its contractual arrangement and its rights under that contract at the time, to provide such investor with adequate disclosure of the information which would correct such statement or omission to provide such investor with a meaningful ability to terminate the prior contract and to elect to enter into or not enter into a new contract, and to enter into a new contract of sale with such investor; it being understood and agreed that any corrective disclosure shall be provided by the Company, in writing, to each Underwriter as promptly as practicable.

(j)           Notwithstanding any other provision herein, the Underwriters, Navient CFC and the Company each agree to pay all costs and expenses of the other party including, without limitation, legal fees and expenses, incurred in connection with any successful action by one party or parties against another party or parties to enforce any of its rights set forth in this Section 7.

(k)           Each Underwriter covenants with the Company that:

(i)              it will maintain written or electronic records (the “Conveyed Information Records”) of the time and manner that any Disclosure Materials were conveyed to the investor at or prior to the Time of Sale (the “Conveyed Information”), all within the meaning of Rule 159 under the Act, for a period of at least three (3) years after the Time of Sale; and

(ii)              in the event of any litigation, threatened litigation or other dispute involving the Designated Securities, the Company will have the right to review and copy the Conveyed Information Records during normal business hours upon reasonable prior notice; provided that, in the alternative and at your option, copies of all such Conveyed Information Records may be sent to the Company, accompanied by an officer’s certificate certifying that such materials are a true and complete record of the relevant matter.

(l)           Each Underwriter covenants with the Company that during the Prospectus delivery period set forth in the Act, the Underwriter shall, if requested by a prospective investor, convey to such investor the Final Prospectus in accordance with the Act.

(m)           Each Underwriter, severally and not jointly, (i) represents to the Company that it has not provided, as of the date of this Agreement, and covenants with the Company that it will not provide, on or prior to the Closing Date, to any Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), any information, written or oral, relating to the Trust specified in the applicable Pricing Agreement, the Notes, the transactions contemplated by this Agreement or the other Basic Documents or any other information, that could be reasonably determined to be relevant to determining an initial credit rating for the Notes (as contemplated by Rule 17g-5(a)(3)(iii)C)), without the prior consent of the Company, and (ii) covenants with the Company that it will not provide to any Rating Agency or other "nationally recognized statistical rating organization" (within the meaning of the Exchange Act), any information, written or oral, relating to the Trust, the Notes, the transactions contemplated by this Agreement or the other Basic Documents or any other information, that could be reasonably determined to be relevant to undertaking credit rating surveillance for the Notes (as contemplated by Rule 17g-5(a)(iii)(3)(D)), without the prior consent of the Company.

(n)           Each Underwriter covenants with the Company that it will not at any time institute against the Company or the Trust, or join in any institution against the Company or the Trust of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes or this Agreement.  The foregoing shall not limit the rights of any Underwriter to file any claim in, or otherwise take any action with respect to, any insolvency proceeding that was instituted against the Company or the Trust by a Person other than such Underwriter.

8.         The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the reasonable discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company and Navient CFC in or incorporated by reference in the Pricing Agreement relating to such Designated Securities are, at and as of the Time of Delivery for such Designated Securities, true and correct, the condition that the Company and Navient CFC shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)         (i) The Prospectus as amended or supplemented in relation to the applicable Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; (ii) no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and (iii) all requests for additional information on the part of the Commission shall have been complied with;

(b)         Counsel for the Underwriters shall have furnished Representatives such opinion or opinions, substantially in the form attached hereto as Annex II(a), dated the Time of Delivery for such Designated Securities, with respect to the Designated Securities and such other related matters as the Representatives may reasonably request;

(c)         Internal counsel for the Company, the Administrator, Navient Corporation, Navient CFC, Blue Ridge Funding, VL Funding and the Servicer, satisfactory to the Representatives, shall have furnished to the Representatives a written opinion or opinions, dated the Time of Delivery for such Designated Securities, substantially in the form attached hereto as Annex II(b) or as is otherwise satisfactory to the Representatives;

(d)         Special counsel for the Company, the Administrator, Navient Corporation, Navient CFC, Blue Ridge Funding, VL Funding and the Servicer, satisfactory to the Representatives, shall have furnished to the Representatives a written opinion or opinions, dated the Time of Delivery for such Designated Securities, substantially in the form attached hereto as Annex II(c) or as is otherwise satisfactory to the Representatives;

(e)         Counsel for the Eligible Lender Trustee and the Delaware Trustee, satisfactory to the Representatives, shall have furnished to the Representatives a written opinion or opinions, dated the Time of Delivery for such Designated Securities, substantially in the form attached hereto as Annex II(d) or as is otherwise satisfactory to the Representatives;

(f)         Counsel for the Indenture Trustee, satisfactory to the Representatives, shall have furnished to the Representatives a written opinion or opinions, dated the Time of Delivery for such Designated Securities, substantially in the form attached hereto as Annex II(e) or as is otherwise satisfactory to the Representatives;

(g)         At the time that the Preliminary Base Prospectus and the Preliminary Prospectus Supplement relating to such Designated Securities was distributed and on the date of the Pricing Agreement for such Designated Securities, the independent public accountants of the Company and Navient CFC shall have furnished to the Representatives a letter or letters with respect to the Company, Navient CFC, the statistical and financial information contained in the Preliminary Base Prospectus and the Preliminary Prospectus Supplement and the Prospectus (including, without limitation any static pool data required to be incorporated by reference therein under Item 1105 of Regulation AB of the Act) and certain agreed upon procedures with respect to the issuance and offering of the Designated Securities and the related Student Loans, in form and substance satisfactory to the Representatives and in each case confirming that such accountants are independent public accountants within the meaning of the Act and the applicable rules and regulations thereunder;

(h)         (i) Neither Navient CFC or any of its subsidiaries, taken as a whole, nor the Company shall have sustained (i) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, (ii) there shall not have been (A) any material adverse change in the capital stock or long-term debt of Navient CFC or any of its subsidiaries, taken as a whole, or the Company or (B) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of Navient CFC or any of its subsidiaries, taken as a whole, or the Company or the transactions contemplated hereby, otherwise than, in the case of clauses (A) and (B) above, as set forth in SLM Corporation’s most recent Annual Report on Form 10-K or any Quarterly Report on Form 10-Q or any Form 8-K filed with the Commission by the SLM Corporation (but in each case, only with respect to SLM Corporation and its subsidiaries up to and including April 30, 2014), Navient Corporation’s registration statement on Form 10 (as filed with the Commission on April 10, 2014) or any Quarterly Report on Form 10-Q or any Form 8-K filed with the Commission by the Navient Corporation, as applicable, or as disclosed in writing to the Underwriters on or prior to the date of this Agreement, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Underwriters’ Securities on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Designated Securities and in the Pre-Pricing Disclosure Package;

(i)         On or after the date of the Pricing Agreement relating to the Designated Securities, there shall not have occurred any of the following: (1) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (2) a general moratorium on commercial banking activities declared by either Federal or New York State authorities;  or (3) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (i) in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Underwriters’ Securities on the terms and in the manner contemplated in the Prospectus as theretofore amended or supplemented relating to the Designated Securities or in the Pre-Pricing Disclosure Package;

(j)         Each of the Company and Navient CFC shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Securities a certificate or certificates of officers of the Company or Navient CFC, as the case may be, satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company or Navient CFC, as the case may be, herein at and as of such Time of Delivery, as to the performance by the Company or Navient CFC, as the case may be, of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a), (h) and (i) of this Section and as to such other matters as the Representatives may reasonably request;

(k)         At the Time of Delivery, the aggregate principal amount of the Underwriters’ Securities as specified in the related Pricing Agreement for the Designated Securities shall have been sold to the Underwriters and the aggregate amount of the related Certificates, if any, as specified in the related underwriting agreement for such Certificates shall have been sold to the underwriters specified in such underwriting agreement; and

(l)         The Designated Securities shall be rated as set forth in the Final Ratings FWP by the Rating Agency (or Agencies) specified in the Final Ratings FWP, and such Rating Agency or Agencies shall not have placed the Designated Securities under surveillance or review with negative implications except with respect to matters related to the U.S. sovereign debt rating.

9.         (a)  (i)  The Company, Navient CFC and Navient Corporation, jointly and severally, will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) the Pre-Pricing Disclosure Package, the Final Ratings FWP, any Road Show Materials (to the extent read together with the Pre-Pricing Disclosure Package), any Intex Information, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Designated Securities, or any amendment or supplement thereto (including any static pool data referenced therein), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any Corrected Pre-Pricing Disclosure Package or Corrected Free-Writing Prospectus, or the omission or alleged omission to state a material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading, which was not corrected by information subsequently supplied by the Company to the Underwriters reasonably prior to the sale to the applicable investor of the Designated Securities, which sale results in the loss, claim, damage or liability arising out of or based upon such misstatement or omission, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company, Navient CFC and Navient Corporation shall not be liable in any such case (i) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company, Navient CFC or Navient Corporation by any Underwriter of Designated Securities through the Representatives expressly for use therein, and (ii) in respect of any Intex Information, except to the extent that any untrue statement or alleged untrue statement or omission or alleged omission therein (A) is also included in the Pre-Pricing Disclosure Package or (B) arises out of or is based on (or is alleged to have arisen out of or been based on) a Collateral Error.

(ii) The Company, Navient CFC and Navient Corporation, jointly and severally, will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon failure of the Company, in its capacity as the depositor of the Trust, to maintain its status as an eligible issuer within the meaning of Rule 405 under the Act as of the date hereof or as of the time set forth in Rule 164(h)(2) of the Act or its failure to file, under Rule 424(b) of the Act, the Preliminary Base Prospectus or the Preliminary Prospectus Supplement with the Commission on the earlier to occur of immediately prior to the Time of Sale or within two business days of the Pre-Pricing

Disclosure Package First Use Date, and under Rule 433 under the Act, the Initial Ratings FWP with the Commission no later than the Pre-Pricing Disclosure Package First Use Date, the Exhibit I Rep Line FWP on the date of its first use, the Rep Line FWP within two days of its first use, the Final Rating FWP with the Commission no later than the Final Ratings FWP First Use Date, and any Other Issuer Free Writing Prospectus as required under Rule 433 under the Act, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred.

(iii) The Company, Navient CFC and Navient Corporation, jointly and severally, will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses (excluding market losses), claims, damages or liabilities, joint or several, to which such Underwriter may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) may arise out of such Underwriter’s entering into this Agreement or any Pricing Agreement or performing its obligations under this Agreement or any Pricing Agreement, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company, Navient CFC and Navient Corporation shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the documents referred to in clause (i) of this Section 9(a) in reliance upon and in conformity with written information furnished to the Company, Navient CFC or Navient Corporation by any Underwriter expressly for use therein.

(b)         Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, Navient CFC and Navient Corporation against any losses, claims, damages or liabilities to which they may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (A) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) the Preliminary Base Prospectus, the Preliminary Prospectus Supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Initial Rating FWP, the Final Ratings FWP, any Road Show Materials (to the extent read together with the Pre-Pricing Disclosure Package), any Intex Information or any Corrected Free-Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company or Navient CFC by such

Underwriter through the Representatives expressly for use therein; and will reimburse the Company, Navient CFC or Navient Corporation, as applicable, for any legal or other expenses reasonably incurred by the Company, Navient CFC or Navient Corporation in connection with investigating or defending any such action or claim as such expenses are incurred or (B) arise out of or are based upon the breach by such Underwriter of the representation and covenant set forth in Section 7(m), and, in each case, will reimburse any legal or other expenses reasonably incurred by the Company or Navient CFC in connection with investigating or defending any such action or claim; provided that the indemnification provided by any Underwriter pursuant to clause (B) above will in no event exceed the total underwriting discounts and commissions received by such Underwriter, in each case as set forth in Schedule II to the Pricing Agreement applicable to the Designated Securities.

(c)         Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)         If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and Navient CFC, on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and Navient CFC, on the one hand and the Underwriters of the

Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and Navient CFC, on the one hand, and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company and Navient CFC bear to the total underwriting discounts and commissions received by such Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Navient CFC, on the one hand, or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, Navient CFC, Navient Corporation and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

(e)         The obligations of the Company, Navient CFC and Navient Corporation under this Section 9 shall be in addition to any liability which the Company, Navient CFC and Navient Corporation may otherwise have, shall extend, upon the same terms and conditions, to each officer and director of the Underwriters and to each person, if any, who controls any Underwriter within the meaning of the Act, and shall remain of full force and effect notwithstanding any claim of one party against another under Section 7 hereof or under the Pre-Pricing Disclosure Package Side Letter. The obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have, shall extend, upon the same terms and conditions, to each officer and director of the Company, Navient CFC or Navient Corporation and to each person, if any, who controls the Company, Navient CFC or Navient Corporation within the meaning of the Act and shall remain of full force and effect notwithstanding any claim of one party against another under Section 7 hereof or under the Pre-Pricing Disclosure Package Side Letter.

(f)         Notwithstanding any other provision of this Agreement, the aggregate liability of any Underwriter to Company, Navient CFC and Navient Corporation in respect of any losses, claims, damages, liabilities, legal or other expenses or other amounts (collectively, “Amounts”) arising out of or based upon any breaches or alleged breaches by such Underwriter of its covenant set forth in Section 7(m)(ii), without regard to whether such Amounts are payable by such Underwriter under the indemnification provided by Section 9(b) or as damages for breach of contract or otherwise, will in no event exceed the total underwriting discounts and commissions received by such Underwriter, in each case as set forth in Schedule II to the Pricing Agreement applicable to the Designated Securities.

10.         (a)  If any Underwriter shall default in its obligation to purchase the Underwriters’ Securities which it has agreed to purchase under the Pricing Agreement relating to such Underwriters’ Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Underwriters’ Securities on the terms contained herein and therein.  If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Underwriters’ Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Underwriters’ Securities on such terms.  In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Underwriters’ Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Underwriters’ Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Underwriters’ Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements (including the Pre-Pricing Disclosure Package and Final Ratings FWP), and the Company agrees to file promptly any amendments or supplements to the Registration Statement, the Prospectus or such Free Writing Prospectus which in the opinion of the Representatives may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

(b)         If, after giving effect to any arrangements for the purchase of the Underwriters’ Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Underwriters’ Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then the Company shall have the right (i) to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such non-defaulting Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities, and, in addition, (ii) to require each non-defaulting Underwriter to purchase its pro rata share of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made

(which share only shall pertain to and be based on the principal amount of the Designated Securities which such non-defaulting Underwriter or Underwriters previously agreed to purchase under the Pricing Agreement relating to such Designated Securities, it being acknowledged and agreed that such non-defaulting Underwriter or Underwriters shall not be required to purchase a share of any class of Designated Securities of a defaulting Underwriter or Underwriters which the non-defaulting Underwriter or Underwriters had not previously agreed to purchase under the Pricing Agreement relating to such Designated Securities).  Nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)         If, after giving effect to any arrangements for the purchase of the Underwriters’ Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Underwriters’ Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Underwriters’ Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6(a) hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.         The respective indemnities, agreements, representations, warranties and other statements of the Company and Navient CFC and the several Underwriters and, to the extent provided in Sections 2(h), 5(g), 6(b), 9, 12 and 14, Navient Corporation, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, Navient CFC or Navient Corporation or any officer or director or controlling person of the Company, Navient CFC or Navient Corporation, and shall survive delivery of and payment for the Securities.

12.         If any Pricing Agreement shall be terminated pursuant to Section 10 or Section 8(i) hereof, the Company, Navient CFC and Navient Corporation shall not then be under any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except as provided in Section 9 hereof and in Section 6(a) hereof with respect to the Company and Navient CFC; but, if for any other reason Underwriters’ Securities are not delivered by or on behalf of the Company as provided herein, the Company and Navient CFC will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company, Navient CFC and Navient Corporation shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Sections 6(a) and 9 hereof.

13.         In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company, Navient CFC or Navient Corporation shall be delivered or sent by mail, telex or facsimile transmission to:

Navient Funding, LLC
2001 Edmund Halley Drive
Reston, Virginia 20191
Facsimile:       (703) 984-6586
Attention:      Eric Watson

Navient Credit Finance Corporation
2001 Edmund Halley Drive
Reston, Virginia 20191
Facsimile:       (703) 984-6586
Attention:      Eric Watson

Navient Corporation
300 Continental Drive
Newark, Delaware 19713
Facsimile:       (703) 984-5760
Attention:      Somsak Chivavibul

provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in the related Pricing Agreement.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.         This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and  Navient CFC and, to the extent provided in Sections 2(h), 5(g), 6(b), 9, 11 and 12 hereof, Navient Corporation, the officers and directors of the Company, Navient CFC and Navient Corporation and each person who controls the Company, Navient CFC, Navient Corporation or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement.  No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.         Time shall be of the essence of each Pricing Agreement.  As used herein, “business day” shall mean any day when banking institutions are open for business in New York City, New York.

16.         This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.  Each party hereby waives, to the fullest extent permitted by applicable law, any right that it may have to a trial by jury in respect of any proceeding related to this Agreement or the Notes.

17.         This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us ten counterparts hereof.

Very truly yours,

Navient Funding, LLC

By:   /s/ Mark D. Rein
      Name:  Mark D. Rein
      Title:    Vice President

Navient Credit Finance Corporation

By:   /s/ Mark D. Rein
      Name:   Mark D. Rein
      Title:     Vice President

Accepted and agreed with respect to Sections 2(h), 5(g), 6(b), 9, 11, 12 and 14 of this Agreement:

Navient Corporation

By: /s/ Stephen J. O’Connell
Name: Stephen J. O’Connell
Title:   Senior Vice President and Treasurer

Accepted as of the date hereof:

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ John Sionieski
Name: John Sionieski
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By: /s/ Colin Bennett
Name: Colin Bennett
Title: Director

By: /s/ Karan Mehta
Name: Karan Mehta
Title: Director

ANNEX I

Pricing Agreement

______________________

c/o____________________
_______________________
_______________________

                                                                                                                     , 20_

Ladies and Gentlemen:

Navient Funding, LLC, a Delaware limited liability company (the “Company”), and Navient Credit Finance Corporation, a Delaware corporation (“Navient CFC”), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated __________, 20__ (the “Underwriting Agreement”), between the Company, Navient CFC and Navient Corporation, on the one hand, and _____________ and _________________, on the other hand, that the Company will cause Navient Student Loan Trust 2014-6 (the “Trust”) formed pursuant to the Trust Agreement dated as of _______, 20__ between the Company, ________ as Delaware trustee (the “Delaware trustee”) and _______, as eligible lender trustee (the “Eligible Lender Trustee”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Student Loan-Backed Notes (the “Notes”) specified in Schedule II hereto (the “Designated Securities”).  The Notes will be issued and secured pursuant to the Indenture, dated ___________ (the “Indenture”), between the Trust, the Eligible Lender Trustee and ____________, as trustee (the “Indenture Trustee”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement.  Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you.  Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

1

The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to cause the Trust to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the principal amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in Schedule II.

During the period beginning from the date of this Pricing Agreement for the Designated Securities and continuing to and including the Closing Date, the Company agrees, and Navient CFC agrees that it will cause the Company, not to, and not to permit any affiliated entity to, offer, sell, contract to sell or otherwise dispose of, any securities (other than the Designated Securities) collateralized by, or any securities evidencing an ownership in, Student Loans, without the prior written consent of the Representatives.

Each Underwriter represents and agrees that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”), received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust;

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and

(c) in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of any Notes to the public in that Relevant Member State other than, (a) to any legal entity which is a qualified investor as defined in the Prospectus Directive; (b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive; or (c) in any other

2

circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Notes shall require the Trust or the Underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.  For the purposes of this paragraph (c), the expression “an offer of any Notes to the public” in relation to the Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable investors to decide to purchase or subscribe the Notes as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The Company represents and agrees that it has been informed of the existence of the FSA stabilizing guidance contained in Section MAR2, Ann 2G of the FSA Handbook (the Handbook of rules and guidance issued by the Financial Services Authority).

If the foregoing is in accordance with your understanding, please sign and return to us _______ counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company, Navient CFC and Navient Corporation.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, Navient CFC and Navient Corporation for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

Navient Funding, LLC

By:   _________________________________
      Name:
      Title:

Navient Credit Finance Corporation

By:   _________________________________
      Name:
      Title:

3

Accepted and agreed with respect to Sections 9, 11, 13 and 14 of the Underwriting Agreement:

Navient Corporation

By:_______________________________
Name:
Title:

4

Accepted as of the date hereof:

___________________

By: ____________________________________
Name:
Title:

___________________

By: _____________________________________
Name:
Title:

5

SCHEDULE I

                  Principal Amount of Designated Securities to be Purchased
Underwriter	Class ___	Class ___	Class ___

SCHEDULE II

Title of each Class of Designated Securities:

Aggregate principal amount of each Class:

Price to Public of each Class:

Purchase Price by Underwriters of each Class:

Specified funds for payment of purchase price:

Indenture:

Maturity:

Interest Rate:

Form of Designated Securities:

Time of Delivery:

Closing location for delivery of Designated Securities:

Names and addresses of Representatives:

Designated Representatives:

Address for Notices, etc.:

ANNEX II(a)

The Underwriters: Outside Counsel Opinion

[Opinion to be issued, which will be substantially in the form provided for

Navient Student Loan Trust 2014-1]

ANNEX II(b)

The Company, Navient CFC and the Servicer: Internal Counsel Opinion

[Opinion to be issued, which will be substantially in the form provided for

Navient Student Loan Trust 2014-1]

ANNEX II(c)

The Company, Navient CFC and the Servicer:  Outside Counsel Opinion

[Opinion to be issued substantially in the form provided for

Navient Student Loan Trust 2014-1]

ANNEX II(d)

Eligible Lender Trustee and Delaware:  Counsel Opinion

[Opinions to be issued substantially in the form provided for

Navient Student Loan Trust 2014-1]

ANNEX II(e)

Indenture Trustee:  Counsel Opinion

[Opinion to be issued substantially in the form provided for

Navient Student Loan Trust 2014-1]

ANNEX III

DELAYED DELIVERY CONTRACT

Navient Funding, LLC
c/o _______________________
__________________________
__________________________
Attention:

, 20__

Ladies and Gentlemen:

The undersigned hereby agrees to purchase from Navient Funding, LLC (hereinafter called the "Company"), and the Company agrees to sell to the undersigned,

$.........

principal amount of the Company's ________ (hereinafter called the "Designated Securities"), offered by the Company's Prospectus, dated .............., 20.., as amended or supplemented, receipt of a copy of which is hereby acknowledged, at a purchase price of .....% of the principal amount thereof, plus accrued interest from the date from which interest accrues as set forth below, and on the further terms and conditions set forth below.

The undersigned will purchase the Designated Securities from the Company on .............., 20.. (the "Delivery Date") and interest on the Designated Securities so purchased will accrue from .............., 20...

[The undersigned will purchase the Designated Securities from the Company on the delivery date or dates and in the principal amount or amounts set forth below:

	Principal	Date from Which
Delivery Date	Amount	Interest Accrues
....................., 20..	$.............	....................., 20..
....................., 20..	$.............	....................., 20..

Each such date on which Designated Securities are to be purchased hereunder is hereinafter referred to as a "Delivery Date."(4)]

Payment for the Designated Securities which the undersigned has agreed to purchase on [the] [each] Delivery Date shall be made to the Company or its order by certified or official bank check in .......... Clearing House funds at the office of .........., ........., .........., or by wire transfer to a bank account specified by the Company, on [the] [such] Delivery Date upon delivery to the undersigned of the Designated Securities then to be purchased by the undersigned in definitive fully registered form and in such denominations and registered in such names as the undersigned may designate by written, telex or facsimile communication addressed to the Company not less than five full business days prior to [the] [such] Delivery Date.

The obligation of the undersigned to take delivery of and make payment for Designated Securities on [the] [each] Delivery Date shall be subject to the condition that the purchase of Designated Securities to be made by the undersigned shall not on [the] [such] Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject.  The obligation of the undersigned to take delivery of and make payment for Designated Securities shall not be affected by the failure of any purchaser to take delivery of and make payment for Designated Securities pursuant to other contracts similar to this contract.

[The undersigned understands that Underwriters (the "Underwriters") are also purchasing Designated Securities from the Company, but that the obligations of the Undersigned hereunder are not contingent on such purchases].  Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the Opinion of Counsel for the Company delivered to the Underwriters in connection therewith.

The undersigned represents and warrants that, as of the date of this contract, the undersigned is not prohibited from purchasing the Designated Securities hereby agreed to be purchased by it under the laws of the jurisdiction to which the undersigned is subject.

This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

This contract may be executed by either of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

It is understood that the acceptance by the Company of any Delayed Delivery Contract (including this contract) is in the Company's sole discretion and that, without limiting the foregoing, acceptances of such contracts need not be on a first-come, first-served basis.  If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below.  This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered by the Company.

Yours very truly,

__________________________________________

By: _______________________________________
                      (Authorized Signature)

      Name:
      Title:

__________________________________________
                                 (Address)

Accepted:   _________________________   , 20..

Navient Funding, LLC

By:    _____________________________
      Name:
      Title: